Exhibit 10.4
COOPERATION AGREEMENT AND
MUTUAL RELEASE

This Cooperation Agreement and Mutual Release (this “Agreement” or “Mutual Release”) entered into on July __, 2007, to be effective when executed, is by and between Texhoma Energy, Inc., a Nevada Corporation, which has an address of 100 Highland Park Village, Dallas, Texas 75205 and its wholly owned Delaware subsidiary, Texaurus Energy, Inc. (collectively “Texhoma”) and Lucayan Oil and Gas Investments, Ltd. (“LOGI”), Max Maxwell (“Maxwell”), Meredith Maxwell, and A.E. Buzz Jehle (“Jehle”)(each a “Former Interested Party” and collectively the “Former Interested Parties”), collectively referred to as the “Parties.”

1.           Facts.

1.1
Maxwell was previously employed by Texhoma as the Chief Executive Officer and President of Texhoma from approximately April 19, 2006 until May 1, 2007, and as a Director from April 10, 2006 until May 1, 2007 (the “Maxwell Employment”).

1.2	Meredith Maxwell, Maxwell’s daughter, was previously employed by Texhoma as a Legal Administrator from approximately September 1, 2006 until May 1, 2007, 2007 (the “Meredith Maxwell Employment”).

1.3
Jehle was a consultant to Texhoma from April 1, 2006 until May 1, 2007 as an Engineer(the “Jehle Employment,” and collectively with the Maxwell Employment and the Meredith Maxwell Employment, the “Employment”).

1.4
On June 1, 2006, Maxwell was granted an aggregate of 3,250,000 Non-qualified Stock Options and an aggregate of 750,000 Incentive Stock Options at an exercise price of $0.13 per share, which were to vest to Maxwell at the rate of 500,000 shares every three months (with the Incentive Stock Options to be granted first) (the “Maxwell Options”).

1.5
LOGI, which is beneficially owned by Maxwell and Jehle, was issued an aggregate of 4,000,000 shares of common stock on April 10, 2006, in consideration for the forgiveness of $160,000 in debt which Texhoma owed to LOGI, and was issued an additional 18,375,000 shares of common stock on May 15, 2006, in consideration for the forgiveness of $735,000 in debt which was owed to LOGI by Texhoma (collectively the “LOGI Shares”).

1.6
On June 4, 2007, Texhoma’s Board of Directors appointed William M. Simmons as Texhoma’s President and Daniel Vesco as Texhoma’s Chief Executive Officer (the “New Officers”).  A condition of the New Officers’ appointment was that certain of Texhoma’s largest shareholders including LOGI, would enter into a Voting Agreement with the New Officers, which Voting Agreement is attached hereto as Exhibit A (the “Voting Agreement”).

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Settlement Agreement and Mutual Release
Texhoma Energy, Inc. and
Former Interested Parties

2.           Settlement.

2.1
Each of the Former Interested Parties agree that in consideration for Texhoma agreeing to the terms and conditions of Section 3.2 below; the Former Interested Parties agree to the terms and conditions of Section 3.1 below (the “Texhoma Consideration”).

2.2
Texhoma agrees that in consideration for (a) LOGI entering into the Voting Agreement in favor of the New Officers; (b) Maxwell personally agreeing to cooperate with Texhoma in connection with the audits, filings and other affairs associated with Texhoma and Texaurus (as defined below); and (c) Maxwell personally agreeing to certify the accuracy of Texhoma’s financials during the period of the Maxwell Employment; Texhoma agrees to the terms and conditions of Section 3.2 below (the “Former Interested Parties Consideration”).

2.3	The Former Interested Parties agree that they will receive valid consideration from the Texhoma Consideration.

2.4	Texhoma agrees that it will receive valid consideration from the Former Interested Parties Consideration.

3.           Mutual Release.

3.1
In consideration of the agreements and covenants set forth herein above and below, the sufficiency of which is hereby acknowledged and confessed, the Former Interested Parties, for themselves, their agents, servants, attorneys, officers, directors, employees, successors and assigns, to the extent legally allowed, hereby covenant and agree as follows:

3.1.1
That the Former Interested Parties hereby release, acquit and forever discharge Texhoma, its current and former agents, officers, directors, servants, attorneys, representatives, successors, employees and assigns (the “Texhoma Parties”) from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, under state and/or federal law, or state and/or federal securities regulations, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, arising from or relating to the Employment, the LOGI Shares, Texhoma and/or the Texhoma Parties in general, for or by reason of any matter, cause or thing whatsoever, including all obligations arising therefrom, and omissions and/or conduct of Texhoma or the Texhoma Parties, and/or Texhoma’s former or current agents, attorneys, servants, representatives, successors, employees, directors, officers and assigns, relating directly or indirectly thereto other than as provided in 3.1.2.

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Settlement Agreement and Mutual Release
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3.1.2
That the Former Interested Parties hereby assign the rights to any and all claims, demands and causes of action, whether in contract, tort, under state and/or federal law, or state and/or federal securities regulations, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, arising from or relating to any former officers or Directors of  Texhoma, or any predecessor company, to Texhoma and the New Directors.

3.1.3	LOGI agrees to enter into and be bound by the terms of the Voting Agreement.

3.1.4	Maxwell personally agrees to:

(a)	cooperate in all respects, to the best of his ability, with Texhoma and the New Officers in connection with:

a.	the audit of Texhoma and/or Texaurus Energy, Inc., a Delaware corporation and Texhoma’s wholly owned subsidiary (“Texaurus”);

b.	Texhoma’s required SEC filings and the disclosures therein;

c.	Providing information and analysis regarding Texhoma’s operations, results of operations, agreements and financial statements during the term of the Maxwell Employment; and

d.
Providing any and all information requested by Texhoma and/or the Former Interested Parties, in affidavit form, including, but not limited to an affidavit that “to the best of his knowledge,” the List of Liabilities attached hereto as Exhibit B, is a complete list of all the liabilities of Texhoma as of the date Maxwell resigned from Texhoma (the “Liabilities Certification”); and to

(b)
certify the accuracy and correctness of Texhoma’s yet to be prepared annual and interim financial statements, relating to the time period of the Maxwell Employment, in a form substantially similar to the SEC’s required (i) Certification Of Chief Executive Officer and Chief Financial Officer Pursuant To Section 302 of The Sarbanes-Oxley Act Of 2002 and Certification of Chief Executive Officer; and (ii) Certification of Chief Financial Officer Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002 (collectively the “Officer Certifications,” and with the Liability Certification, the “Certifications”).

3.1.5	Maxwell agrees that any and all of the Maxwell Options which he vested pursuant to the term of the Maxwell Employment will expire if unexercised on August 1, 2007.

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Settlement Agreement and Mutual Release
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3.1.6
Maxwell agrees that Texhoma shall owe him no rights to contribution and/or indemnification in connection with his service to Texhoma as an officer or Director and/or in connection with his service to Texaurus as an officer or Director following the Parties entry into this Agreement, for any matters, claims, whatsoever, in connection with any cause of action, lawsuit, or complaint of any kind brought by any current or former shareholder of Texhoma, and/or current officer or Director of Texhoma, other than in connection with the Indemnification Rights described below under Section 3.2.2.

3.1.7
Maxwell individually and on behalf of LOGI represents and certifies that the LOGI Shares were issued for valid consideration and that such LOGI Shares were fully paid and non-assessable upon their issuance  (“Validly Issued”) and have not pledged or encumbered in any way and are free of any valid claim from a third party.

3.2
In consideration of the agreements and covenants set forth herein above and below, the sufficiency of which is hereby acknowledged and confessed, Texhoma, for itself, its officers, its directors and its agents, servants, representatives, successors, attorneys, employees and assigns to the extent legally allowed, hereby covenants and agrees as follows:

3.2.1
That Texhoma hereby releases, acquits and forever discharges the Former Interested Parties, from any and all rights, obligations, claims, demands and causes of action, whether in contract, tort, under state and/or federal law, or state and/or federal securities regulations, whether asserted or unasserted, whether known or unknown, suspected or unsuspected, arising from or relating to the Employment, the LOGI Shares, the operations of Texhoma, and/or Texhoma in general, for or by reason of any matter, cause or thing whatsoever, including all obligations arising therefrom, and omissions and/or conduct of Texhoma and/or its former or current agents, attorneys, servants, representatives, successors, employees, directors, officers and assigns, relating directly or indirectly thereto, which are not brought to the attention of Texhoma and the New Officers in writing by 5:00 P.M. C.S.T. on September 30, 2007, other than relating to any claim for a false certification or misrepresentation by Maxwell in connection with the Certifications.

3.2.2
Texhoma shall indemnify Maxwell and Jehle against any dispute regarding the LOGI Shares, provided that such shares were Validly Issued, without restriction and free of valid claim by other parties. In the event such LOGI Shares are determined to not be Validly Issued, without restriction, and free of valid claim from other parties  Texhoma shall not be obligated to provide indemnification to Maxwell and Jehle (collectively the “Indemnification Rights”).

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4.           Return of the Texhoma Materials.

4.1
The Former Interested Parties agree to return to Texhoma any and all documents, files, agreements, stock certificates, record books, invoices, or contacts, property, equipment and/or inventory which relate to Texhoma, Texaurus, any agreements or understandings between LOGI and Texhoma or Texaurus, and/or any agreements and understandings between any former officers or Directors of Texhoma and Texaurus, which the Former Interested Parties may hold in their possession and/or control (collectively the “Texhoma Materials”)within ten (10) business days from the date hereof and agree to provide a representation in connection with the delivery of the Texhoma Materials (or in the event that any of the Former Interested Parties has no Texhoma Materials in their possession) of the fact that after the delivery of the Texhoma Materials to Texhoma, that such Former Interested Party no longer holds any Texhoma Materials in their possession and/or is not aware of any Texhoma Materials which have not been turned over to Texhoma.

5.           Miscellaneous.

5.1
Termination of All Previous Agreements.  All previous agreements among the Parties, if any, and any and all related agreements and obligations are hereby terminated without further rights, obligations or liabilities of any Party thereunder.

5.2	No Other Cause of Action. The Parties are not aware of any claims not being released herein against them.

5.3
Capacity and Authorization.  The Parties to this Mutual Release further represent that they have read it in full before its execution and that they fully understand the meaning, operation and effect of its terms.  Each individual signing this Mutual Release warrants and represents that he or she has the full authority and is duly authorized and empowered to execute this Mutual Release on behalf of the Party for which he or she signs.

5.4
Assignments.  The Former Interested Parties represent that they have not assigned, in whole or in part, any claims, demands and/or causes of action against Texhoma to any person or entity prior to their execution of this Mutual Release.  Texhoma represents that it is not aware of any assignment, in whole or in part, any claim, demand and/or causes of action against the Former Interested Parties to any person or entity prior to its execution of this Mutual Release.

5.5
Binding Effect.  This Mutual Release shall be binding on and inure to the benefit of the Parties and their respective heirs, successors, assigns, directors, officers, agents, employees and personal representatives.

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Settlement Agreement and Mutual Release
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5.6	Modification. No modification or amendment of this Mutual Release shall be effective unless such modification or amendment shall be in writing and signed by all Parties hereto.

5.7
No Admission of Liability. Each Party acknowledges and agrees that this Mutual Release is a compromise of disputed claims and neither this Mutual Release, nor any consideration provided pursuant to this Mutual Release, shall be taken or construed to be an admission or concession by either the Former Interested Parties or Texhoma of any kind with respect to any fact, liability, or fault.

5.8
Entire Agreement.  This Mutual Release constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties in connection with the subject matter hereof.

5.9.
Interpretation.  The interpretation, construction and performance of this Mutual Release shall be governed by the laws of the State of Texas.  Whenever used herein, the singular number shall include the plural, the plural shall include the singular and the use of any gender shall be applicable to all genders.

5.10.	Faxed Signatures. For purposes of this Mutual Release a faxed signature shall constitute an original signature.

5.11.
Execution.  This Mutual Release may be executed in several counterparts, each of which shall be deemed an original, and such counterparts taken together shall constitute but one and the same Mutual Release.  A photocopy of this Mutual Release shall be effective as an original for all purposes.

[Remainder of page left intentionally blank.  Signature page follows.]

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Settlement Agreement and Mutual Release
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Former Interested Parties

IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Mutual Release as of the date first written above.

Texhoma Energy, Inc.

/s/ Daniel Vesco
Daniel Vesco
Chief Executive Officer

Former Interested Parties:

Lucayan Oil and Gas Investments, Ltd.

/s/ Max Maxwell
Max Maxwell
Director

/s/ Max Maxwell
Max Maxwell, personally

/s/ Meredith Maxwell
Meredith Maxwell, personally

/s/ Buzz Jehle
Buzz Jehle, personally

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Settlement Agreement and Mutual Release
Texhoma Energy, Inc. and
           Former Interested Parties